UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2016
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Oaktree Capital Group, LLC
(Exact name of registrant as specified in its charter)
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Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)
(213) 830-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of David M. Kirchheimer and Announcement of Daniel D. Levin as Successor
On October 28, 2016, Oaktree Capital Group, LLC (“Oaktree” or the “Company”) announced that David M. Kirchheimer will retire as Oaktree’s Chief Financial Officer and a Principal and as a member of its Board of Directors (the “Board”), effective March 31, 2017. At that time, Mr. Kirchheimer will transition to serving as an Advisory Partner of the Company.
The Company also announced that Daniel D. Levin, 38, Managing Director and Oaktree’s Head of Corporate Finance and Chief Product Officer, will succeed Mr. Kirchheimer as Chief Financial Officer, effective April 1, 2017.
Prior to joining the Company in 2011, Mr. Levin was a Vice President in the Investment Banking Division at Goldman, Sachs & Co., focusing on asset management firms and other financial institutions. His previous experience includes capital raising and mergers and acquisitions roles at Technoserve and Robertson Stephens, Inc. Mr. Levin received an M.B.A. with Honors in Finance from the Wharton School of the University of Pennsylvania and a B.A. degree with Honors in Economics and Mathematics from Columbia University.
A copy of the press release announcing the foregoing is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Retirement of Stephen A. Kaplan and Appointment of Steven J. Gilbert to the Board
On October 28, 2016, the Company announced that Stephen A. Kaplan will retire as a Principal and as a member of the Board, effective December 31, 2016. At that time, Mr. Kaplan will transition to serving as an Advisory Partner of the Company.
The Company also announced that Steven J. Gilbert has been appointed to the Board, effective October 24, 2016. Mr. Gilbert was also appointed to serve on the Board’s Audit Committee. The Board has determined that Mr. Gilbert meets the requirements for independence under Rule 10A-3 promulgated under the Exchange Act and the New York Stock Exchange rules.
Mr. Gilbert is the founder and chairman of the board of Gilbert Global Equity Partners, L.P., an institutional investment firm. In addition to founding Gilbert Global Equity Partners in 1997, Mr. Gilbert founded Soros Capital, Commonwealth Capital Partners and Chemical Venture Partners. He currently serves as Vice Chairman of the Executive Board of MidOcean Equity Partners, LP and Co-Chairman of Birch Grove Capital, and has served on the boards of more than 25 companies over the span of his career. Mr. Gilbert received a J.D. degree from Harvard Law School, an M.B.A. from Harvard Business School and a B.S. in Economics from the Wharton School of the University of Pennsylvania.
In accordance with the Company’s director compensation policy, Mr. Gilbert will receive an annual cash retainer of $75,000 from the Company for his services on the Board and an additional annual retainer of $25,000 as a member of the Audit Committee. Additionally, Mr. Gilbert will receive an annual restricted stock grant of the Company’s Class A units pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”) and a grant agreement consistent with the form of grant agreement for outside directors under the Plan, with a fair market value at the time of grant equal to $100,000 (pro-rated for the period of his service in 2016), subject to four-year vesting at 25% per year on each anniversary of a date to be designated by the Company. For a description of the 2011 Equity Incentive Plan and associated grant agreement, see “Executive Compensation—2011 Equity Incentive Plan” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2016.

A copy of the press release announcing the foregoing is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of Oaktree Capital Group, LLC, dated October 28, 2016.
99.2	Press release of Oaktree Capital Group, LLC, dated October 28, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2016	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ Todd E. Molz
Name: Todd E. Molz
Title: General Counsel and Chief Administrative Officer

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